UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2014

AFFINION GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-173105	16-1732155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-133895	16-1732152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Stockholder Agreement

On May 7, 2014, with the consent of the holders of a majority of the exercisable Series A Warrants (the “Series A Warrants”) to purchase shares of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, par value $0.01 per share, the “Common Stock”), of Affinion Group Holdings, Inc. (“Affinion Holdings”) and Series B Warrants (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”), Affinion Holdings, along with investment funds affiliated with Apollo Global Management, LLC (such investment funds, the “Apollo Funds”) and investment funds affiliated with General Atlantic LLC (such investment funds referred to as “General Atlantic”), entered into an amendment to Affinion Holdings’ Stockholder Agreement, dated as of January 14, 2011, by and among Affinion Holdings, the Apollo Funds, General Atlantic, and the investors party thereto, as amended (the “Stockholder Agreement”). The amendment reduced the size of Affinion Holdings’ board of directors (the “Board”) from twelve to nine. In addition, the amendment provides that the Board may from time to time increase or decrease the size of the Board with the consent of the Apollo Funds and General Atlantic; provided, however, that upon the demand of either the Apollo Funds or General Atlantic, Affinion Holdings will be required to increase the size of the Board in order to permit such demanding party to fully exercise its rights to nominate directors under the Stockholder Agreement.

Amendment to Warrantholder Rights Agreement

On May 7, 2014, Affinion Holdings amended the terms of the Warrantholder Rights Agreement (the “Warrantholder Rights Agreement”), dated as of December 12, 2013, by and among the Company and the investors from time to time party thereto (the “Pre-Emptive Rights Holders”), to permit transactions with affiliates in respect of Affinion Holdings’ and its subsidiaries’ indebtedness on arm’s-length terms. Pursuant to the terms thereof, the amendment to the Warrantholder Rights Agreement was approved by Affinion Holdings, the Apollo Funds, General Atlantic, and the investors that owned a majority of the Class B Common Stock underlying the currently exercisable Warrants.

Item 7.01 Regulation FD Disclosure.

The following information is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except as expressly set forth by specific reference in such a filing.

As used below, the terms “Affinion,” “we,” “us,” “our” and the “Company” refer to Affinion Group Holdings, Inc., a Delaware corporation (“Affinion Holdings”) and its consolidated subsidiaries.

On May 7, 2014, Affinion Holdings issued a press release announcing the commencement of its offer to exchange (the “Exchange Offer”) an amount of its obligations (consisting of principal and accrued but unpaid interest to, but not including, the settlement date of the Exchange Offer) in respect of its currently outstanding 13.75%/14.50% Senior Secured PIK/Toggle Notes due 2018 (the “Existing Notes”) equal to the difference between (i) $100.0 million and (ii) the aggregate purchase price paid in respect of New Warrants (as defined below) issued upon the exercise of pre-emptive rights pursuant to the Pre-Emptive Rights Offer (as defined below) (the “Exchange Offer Cap”) for its Series A Warrants (the “New Warrants”) to purchase that number of shares of its Class B Common Stock, equal to (i) the principal of and accrued and unpaid interest to, but not including, the settlement date of the Exchange Offer on such Existing Notes accepted for exchange, divided by (ii) $3.14.

If the Exchange Offer is consummated up to the Exchange Offer Cap, then the Apollo Funds and General Atlantic would beneficially own approximately 44.3% and 13.4%, respectively, of the Common Stock after giving effect to the exercise of the Series A Warrants (including the New Warrants), but before giving effect to outstanding vested options and the outstanding Series B Warrants. For additional information regarding the Exchange Offer, see the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference.

As previously announced in the Company’s Current Report on Form 8-K filed on April 28, 2014, certain holders of Existing Notes (the “Significant Holders”) entered into a support agreement (the “Support Agreement”) with Affinion Holdings. Pursuant to the Support Agreement, the Significant Holders agreed to tender approximately $57.5 million aggregate principal amount of Existing Notes in the Exchange Offer. The consummation of the Exchange Offer and the obligations of the Significant Holders to tender their Existing Notes in the Exchange Offer are subject to certain terms and conditions set forth in the Support Agreement. Affinion Holdings is providing the following information to holders of Existing Notes in connection with the Exchange Offer:

New Warrants

Each New Warrant will be a Series A Warrant, exercisable for one share of Class B Common Stock at a price equal to $0.01 per share. The New Warrants, like the existing Series A Warrants, shall be issued in certificated form and shall be governed by the existing Warrant Agreement, dated as of December 12, 2013 (the “Warrant Agreement”), by and between Affinion Holdings and Wells Fargo Bank, National Association, as warrant agent. The New Warrants and the existing Series A Warrants will be of the same series and class, and therefore treated as a single series and class for all purposes, including the Warrant Agreement, the Warrantholder Rights Agreement and Affinion Holdings’ organizational documents. All holders of New Warrants and of the Class B Common Stock issued upon the exercise thereof will be bound by and subject to the terms and conditions of the Warrantholder Rights Agreement, and will exercise a joinder thereto to such effect (to the extent applicable).

Pre-Emptive Rights Offer

In accordance with the Warrantholder Rights Agreement, Affinion Holdings is offering (the “Pre-Emptive Rights Offer”) to each Pre-Emptive Rights Holder the right to purchase with cash up to its pro rata share (as determined in accordance with the Warrantholder Rights Agreement) of approximately 31.8 million New Warrants at a cash purchase price equal to $3.14 per warrant to purchase one share of Class B Common Stock.

There will be no oversubscription rights or overallotments to Pre-Emptive Rights Holders in respect of New Warrants not subscribed for in the Pre-Emptive Rights Offer. Pre-Emptive Rights Holders that wish to exchange Existing Notes for New Warrants will be required to do so in the Exchange Offer. We currently expect that the deadline for the Pre-Emptive Rights Holders to elect to participate in the Pre-Emptive Rights Offer will be May 29, 2014, which is the fifteenth business day after the mailing of notice thereof to the Pre-Emptive Rights Holders (the “Pre-Emptive Rights Notice”), and exercising Pre-Emptive Rights Holders will have only until the tenth business day following the mailing of the Pre-Emptive Rights Notice to amend or withdraw their exercise. We currently expect the purchase and sale of New Warrants under the Pre-Emptive Rights Offer, which is conditioned upon the consummation of the Exchange Offer, will be closed simultaneously with the consummation of the Exchange Offer.

By participating in the Exchange Offer, any Pre-Emptive Rights Holder shall be deemed to have acknowledged and agreed that the number of New Warrants such holder may purchase, if any, in the Pre-Emptive Rights Offer shall be reduced on a one-for-one basis by the number of New Warrants issued to such Pre-Emptive Rights Holder in the Exchange Offer, on account of such acquisition in the Exchange Offer being deemed to have satisfied, to the extent of New Warrants so acquired, such Pre-Emptive Rights Holder’s rights to purchase New Warrants pursuant to its pre-emptive rights as set forth in the Warrantholder Rights Agreement.

Notwithstanding the foregoing paragraph, a Pre-Emptive Rights Holder that also tenders Existing Notes in the Exchange Offer may indicate on its notice of exercise (“Exercise Notice”) that such Pre-Emptive Rights Holder desires to acquire New Warrants in the Pre-Emptive Rights Offer to the extent it does not receive, on a combined basis, (1) a number of New Warrants in the Exchange Offer, plus (2) the number of New Warrants it otherwise has elected to acquire pursuant to the Pre-Emptive Rights Offer, equal in the aggregate to such Pre-Emptive Rights Holder’s Pre-Emptive Rights Proportion (as defined in the Warrantholder Rights Agreement) of the New Warrants subject to the pre-emptive rights (such amount of New Warrants, the “Top Up Amount”). A Pre-Emptive Rights Holder making such an election will be entitled to purchase, as indicated in its election, an amount of New Warrants in the Pre-Emptive Rights Offer up to its Top Up Amount, in addition to the New Warrants, if any, that it indicated on its Exercise Notice that it originally desired to purchase for cash. Accordingly, notwithstanding that a Pre-Emptive Rights Holder may have the number of Existing Notes accepted for exchange in the Exchange Offer reduced, each Pre-Emptive Rights Holder will have the right under the terms of the Pre-Emptive Rights Offer to acquire, on a combined basis between the Exchange Offer and the Pre-Emptive Rights Offer, up to its Pre-Emptive Rights Proportion of the New Warrants subject to the pre-emptive rights.

Waiver of Pre-Emptive Rights

Effective as of May 7, 2014, in connection with the Exchange Offer and the Pre-Emptive Rights Offer, each of the parties to the Stockholder Agreement, including the Apollo Funds and General Atlantic, agreed to waive their pre-emptive rights under the Stockholder Agreement and, in the case of the Apollo Funds and General Atlantic, under the Warrantholder Rights Agreement with respect to the New Warrants proposed to be issued in connection with the Exchange Offer and the Pre-Emptive Rights Offer. In addition, each of the Significant Holders have agreed to waive their pre-emptive rights under the Warrantholder Rights Agreement with respect to the New Warrants to be issued in connection with the Exchange Offer and the Pre-Emptive Rights Offer. These waivers collectively have the effect of reducing the percentage of the total New Warrants that could be purchased by holders of pre-emptive rights from 88.4% to 27.1%, based on fully diluted pro forma shares of Common Stock outstanding (after giving effect to the exercise of the Series A Warrants (excluding the New Warrants), the Series B Warrants, and options and restricted stock units granted under Affinion Holdings’ management compensation and incentive plans) of approximately 179.7 million. Because these holders have each waived their pre-emptive rights with respect to the Pre-Emptive Rights Offer, up to a maximum of approximately 8.6 million New Warrants for an aggregate purchase price of approximately $27.1 million will be issued in the Pre-Emptive Rights Offer.

Capitalization

The following table sets forth, as of March 31, 2014, Affinion Holdings’ actual cash and cash equivalents and capitalization.

The following table also sets forth Affinion Holdings’ cash and cash equivalents and capitalization as adjusted to give pro forma effect to the Exchange Offer, Pre-Emptive Rights Offer and related transactions as if they had occurred on March 31, 2014. This table does not give effect to the proposed Credit Agreement Refinancing, the successful completion of which is not a condition to the Exchange Offer. This table should be read in conjunction with the consolidated financial statements and the related notes thereto and the other financial information and management’s discussion and analysis of financial condition and results of operations in Affinion Holdings’ filings with the Securities and Exchange Commission.

Pro forma adjustments relating to the Exchange Offer are shown assuming full participation by the holders of the Existing Notes up to the Exchange Offer Cap, after giving effect to the waiver by certain holders, and assuming the Pre-Emptive Rights Offer is (x) 0% subscribed and (y) 100% subscribed (which would result in approximately $27.1 million of cash proceeds that would reduce the Exchange Offer Cap).

Any net cash proceeds from the Pre-Emptive Rights Offer, after payment of fees and expenses, will be used by Affinion Holdings for general corporate purposes, which may at Affinion Holdings’ option include the repurchase, repayment or redemption from time to time of the Existing Notes or Affinion Holdings’ 11.625% senior notes due 2015. For purposes of the presentation below, gross cash proceeds from the Pre-Emptive Rights Offer are reflected as increasing the cash balance.

	As of March 31, 2014 (in millions)
		Pro Forma for Exchange and Pre-Emptive Rights Offering
Capitalization	Historical	0% (1)	100% (1)
Cash and cash equivalents (2)	$28.4	$28.4	$55.5

Long-term debt (including current portion):
Credit Agreement:
Revolving credit facility (3)	$58.0	$58.0	$58.0
Term loan facility	1,081.9	1,081.9	1,081.9
7.875% senior notes due 2018 (4)	472.9	472.9	472.9
13.50% senior subordinated notes due 2018 (5)	352.3	352.3	352.3
11.50% senior subordinated notes due 2015	2.6	2.6	2.6
13.75%/14.50% senior PIK toggle notes due 2018 (6)	268.0	182.6	205.7
11.625% senior notes due 2015	32.2	32.2	32.2
Capital lease obligations	0.6	0.6	0.6

Total long-term debt, including current portion	$2,268.5	$2,183.1	$2,206.2

Total stockholder’s equity (deficit) (7)	(1,564.9)	(1,472.8)	(1,470.7)

Total capitalization (8)	$703.6	$710.3	$735.5

(1)	Represents the percentage of Series A and Series B warrantholders who have not waived their pre-emptive rights and elect to participate in the Pre-Emptive Rights Offer. The amount of cash proceeds received is calculated based on the fully-diluted ownership of such participating Series A and Series B warrantholders.

(2)	For illustrative purposes, pro forma cash adjustments include only gross cash proceeds from the Pre-Emptive Rights Offer (where applicable) and are not adjusted for any potential fees and expenses.

(3)	Our borrowing availability under our $165 million revolving credit facility is reduced by $14.9 million of outstanding letters of credit.

(4)	Balance shown net of unamortized discount of $2.1 million.

(5)	Balance shown net of unamortized discount of $7.7 million.

(6)	Balance shown net of unamortized discount of $24.8 million.

(7)	Pro forma figures include impact of write-off of discount on debt.

(8)	Total capitalization represents the sum of the total long-term debt, including current portion and total stockholder’s equity (deficit) and excludes current liabilities, deferred income taxes, deferred revenue and other long-term liabilities.

Proposed Credit Agreement Amendment and Extension

On April 28, 2014, Affinion Group, Inc. (“Affinion Group”), as borrower, and Affinion Holdings, as a guarantor, announced their intention, subject to certain conditions, to amend and extend (the “Credit Agreement Refinancing”) the senior secured credit facility (the “Credit Agreement”). As part of the proposed Credit Agreement Refinancing, Affinion Group currently expects to (i) extend to a maturity date in April 2018 approximately $775 million in aggregate principal amount of existing senior secured term loans and existing senior secured revolving loans (consisting of approximately $704 million in aggregate principal amount of existing senior secured term loans and approximately $71 million in aggregate principal amount of existing senior secured revolving loans), which shall be designated as “first lien” senior secured term loans, (ii) extend to a maturity date in October 2018 approximately $377.9 million in aggregate principal amount of existing senior secured term loans on a “second lien” senior secured basis, which, together with additional borrowings to be obtained by Affinion Group on the same terms, will total approximately $425 million, (iii) extend to a maturity date in January 2018 approximately $80 million of the commitments (and related obligations) under the existing senior secured revolving credit facility on a “first lien” senior secured basis, (iv) reduce the commitments under the existing senior secured revolving credit facility by approximately $85 million and (v) remove the existing financial covenant requiring Affinion Group to maintain a minimum interest coverage ratio. The successful completion of the proposed Credit Agreement Refinancing is not a condition to the Exchange Offer. The transactions outlined above, and the modifications to the Credit Agreement and related legal documentation, are subject to the receipt of certain consents and certain other conditions and, as such, there is no assurance that the transactions will be consummated on the terms described herein or at all.

Item 8.01. Other Events.

Exchange Offer Commencement

On May 7, 2014, Affinion Holdings issued a press release announcing the commencement of the Exchange Offer with respect to the outstanding Existing Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Amendment to Certificate of Incorporation of Affinion Holdings

Effective as of May 6, 2014, in connection with the Exchange Offer and the Pre-Emptive Rights Offer, each of the Apollo Funds, General Atlantic, the holders party to the Support Agreement and certain other holders of Series A Warrants that own a majority of the Class B Common Stock underlying the currently exercisable Series A Warrants and Series B Warrants, consented to an amendment to Affinion Holdings’ Third Amended and Restated Certificate of Incorporation. Such amendment increased the number of authorized warrants from 20,000,000 to 100,000,000 to permit the issuance of additional Series A Warrants in the Exchange Offer and Pre-Emptive Rights Offer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

99.1	Press Release issued by Affinion Group Holdings, Inc. dated May 7, 2014 announcing the commencement of the Exchange Offer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP HOLDINGS, INC.

Date: May 7, 2014	By:	/s/ Gregory S. Miller
	Name:	Gregory S. Miller
	Title:	Executive Vice President and Chief Financial Officer

AFFINION GROUP, INC.

Date: May 7, 2014	By:	/s/ Gregory S. Miller
	Name:	Gregory S. Miller
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release issued by Affinion Group Holdings, Inc. dated May 7, 2014 announcing the commencement of the Exchange Offer